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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

AUGUST TECHNOLOGY CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Minnesota	41-1729485
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

4900 West 78th Street
Bloomington, Minnesota 55435
(Address of Principal Executive Office and Zip Code)

August Technology Corporation 1997 Stock Option Plan
(Full Title of the Plan)

John M. Vasuta
Vice President of Intellectual Property and General Counsel
August Technology Corporation
4900 West 78th Street
Bloomington, Minnesota 55435
(952) 820-0080
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Robert K. Ranum, Esq.
Fredrikson & Byron, P.A.
1100 International Centre
Minneapolis, Minnesota 55402

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Options to Purchase Common Stock under the 1997 Stock Option Plan	Indefinite	$0.00	$0.00	$0.00
Common Stock issuable upon exercise of options granted under the 1997 Stock Option Plan	400,000 shares	$13.025	$5,210,000	$1,302.50
TOTAL:				$1,302.50

(1)
In addition, pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein and any additional securities which may become issuable pursuant to anti-dilution provisions of the plan.

(2)
Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee and based upon the average of the high and low prices of the Registrant's Common Stock on August 8, 2001.

    The purpose of this Registration Statement is to register additional shares for issuance under the Registrant's 1997 Stock Option Plan. The contents of the Registrant's Registration Statement on Form S-8, Reg. No. 333-45858, is incorporated herein by reference.

SIGNATURES

    The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomington and State of Minnesota, on the 9th day of August, 2001.

AUGUST TECHNOLOGY CORPORATION
(the "Registrant")
By:	/s/ JEFF L. O'DELL Jeff L. O'Dell, Chief Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

(Power of Attorney)

    Each of the undersigned constitutes and appoints Jeff L. O'Dell and Thomas C. Velin his true and lawful attorney-in-fact and agent, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Form S-8 Registration Statement of August Technology Corporation relating to the Company's 1997 Stock Option Plan and any or all amendments or post-effective amendments to the Form S-8 Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could

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do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ JEFF L. O'DELL Jeff L. O'Dell	Chief Executive Officer and Chairman of Board of Directors (principal executive officer)	August 9, 2001
/s/ THOMAS C. VELIN Thomas C. Velin	Chief Financial Officer (principal financial and accounting officer)	August 9, 2001
/s/ THOMAS C. VERBURGT Thomas C. Verburgt	Chief Technical Officer and Director	August 9, 2001
/s/ MARK R. HARLESS Mark R. Harless	Chief Engineer and Director	August 9, 2001
/s/ JAMES A. BERNARDS James A. Bernards	Director	August 9, 2001
/s/ ROGER E. GOWER Roger E. Gower	Director	August 9, 2001
/s/ MICHAEL W. WRIGHT Michael W. Wright	Director	August 9, 2001
/s/ BRAD D. SLYE Brad D. Slye	Director	August 9, 2001

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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AUGUST TECHNOLOGY CORPORATION

Form S-8 Registration Statement

EXHIBIT INDEX

Exhibit Number	Exhibit Description
5	Opinion and Consent of counsel re securities under the Plan
23.1	Consent of counsel (See Exhibit 5)
23.2	Consent of independent accountants
24	Power of attorney (See Signature Page)

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SIGNATURES
(Power of Attorney)
EXHIBIT INDEX